EXHIBIT 99.2

ASP Isotopes Announces Pricing of Public Offering of Common Stock

Washington, D.C., July 12, 2024 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company”) today announced the pricing of the previously announced underwritten public offering of shares of its common stock.  ASP Isotopes has agreed to sell an aggregate of 12,000,000 shares of its common stock at a public offering price of $2.50 per share.  The gross proceeds to ASP Isotopes from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by ASP Isotopes, and without giving effect to any exercise of the underwriters’ option to purchase additional shares, are expected to be $30.0 million.  In addition, ASP Isotopes has granted the underwriters a 30-day option to purchase up to 1,800,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions.  All of the shares in the public offering are to be sold by ASP Isotopes.  The offering is expected to close on or about July 15, 2024, subject to the satisfaction of customary closing conditions.

The Company currently intends to use the net proceeds from the offering for general corporate purposes, including working capital, operating expenses, and capital expenditures, including for the purpose of accelerating the construction of enrichment facilities in South Africa and Iceland.

Canaccord Genuity is acting as sole bookrunner for the offering.

A shelf registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has been declared effective by the SEC. This offering is being made only by means of a prospectus and a related prospectus supplement. Copies of the preliminary prospectus supplement, dated July 11, 2024, and the accompanying prospectus, dated June 12, 2024, relating to the offering have been filed with the SEC and made available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ASP Isotopes

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the expected closing of the offering and anticipated proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, the intended use of net proceeds from the public offering, the impact of general economic, industry or political conditions in the United States or internationally and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus relating to the offering, ASP Isotopes’ Annual Report on Form 10-K for the year ended December 31, 2023, and in any other subsequent filings made with the SEC by ASP Isotopes. Any forward-looking statements contained in this press release speak only as of the date hereof, and ASP Isotopes specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043